Exhibit 10.3

EXECUTION COPY

AMENDMENT NO. 2

TO NOTE PURCHASE AGREEMENT

DATED AS OF NOVEMBER 5, 2009

dated as of November 3, 2010

by and among

XPLORE TECHNOLOGIES CORP.,

XPLORE TECHNOLOGIES CORPORATION OF AMERICA,

and

SG PHOENIX LLC,

as Agent for the Purchasers

This AMENDMENT NO. 2 TO NOTE PURCHASE AGREEMENT DATED AS OF NOVEMBER 5, 2009 is entered into as of November 3, 2010 (this “Amendment Agreement”) by and among XPLORE TECHNOLOGIES CORP., a Delaware corporation (the “Parent”), XPLORE TECHNOLOGIES CORPORATION OF AMERICA, a Delaware corporation (the “Subsidiary”, and together with the Parent, the “Borrowers”), SG PHOENIX LLC, a Delaware limited liability company, as agent for the Purchasers (the “Agent”), and PHOENIX VENTURE FUND LLC, a Delaware limited liability company (“Phoenix”). Phoenix and such other affiliated entities designated by Phoenix to purchase a Bridge Note (as defined below) from the Borrowers under this Amendment Agreement are hereby referred to as the “Bridge Note Purchasers” and each, a “Bridge Note Purchaser”.

W I T N E S S E T H:

WHEREAS, the Borrowers and certain Purchasers are parties to the Note Purchase Agreement, dated as of November 5, 2009, as amended by Amendment No. 1 to Note Purchase Agreement dated as of November 5, 2009 (such Note Purchase Agreement, as so amended, the “Original NPA”), pursuant to which the Borrowers (a) on the Initial Closing Date, sold to the Initial Purchasers the Initial Closing Notes and issued to the Initial Purchasers the Initial Closing Warrants, and such Initial Purchasers purchased such Initial Closing Notes and such Initial Closing Warrants from the Borrowers, (b) on the Subsequent Closing Date, sold to the Additional Purchasers the Additional Notes and issued to the Additional Purchasers the Additional Warrants, and such Additional Purchasers purchased such Additional Notes and such Additional Warrants from the Borrowers, and (c) on Bridge Closing Dates, sold to certain Bridge Note Purchasers Bridge Notes and issued to certain Bridge Note Purchasers Bridge Note Warrants and such Bridge Note Purchasers purchased such Bridge Notes and such Bridge Note Warrants from the Borrowers;

WHEREAS, the Borrowers and the Agent desire to amend the Original NPA to, among other things, (a) allow the Borrowers to issue and sell in the sole and absolute discretion of the Agent up to an additional $1,000,000 in Bridge Notes for an aggregate principal amount of up to $3,000,000 in Bridge Notes and (b) reduce the exercise price of the Bridge Note Warrants from $.07 per share to $.04 per share; and

WHEREAS, Section 11.8 of the Original NPA provides that, subject to Section 11.18(b) of the Original NPA, any term of the Original NPA may be amended, and the observance of any term hereof may be waived (either generally or in a particular instance), with the written consent of the Agent, acting on behalf of the Purchasers, and the Borrowers, and that any amendment or waiver effected in accordance with such Section 11.8 shall be binding upon each of the parties to the Original NPA.

NOW, THEREFORE, in consideration of the premises and agreements contained in this Amendment Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, THE PARTIES HERETO AGREE AS FOLLOWS:

SECTION 1.         DEFINITIONS IN THIS AMENDMENT AGREEMENT

Except as otherwise defined in this Amendment Agreement (including the preamble and the recitals hereof), capitalized terms are used herein with the meanings ascribed to such terms in the Original NPA.

SECTION 2.         AMENDMENTS TO ORIGINAL NPA

2.1           Amendment to Recitals of the Original NPA.  The third Recital of the Original NPA is hereby amended and restated in its entirety to read as follows:

“WHEREAS, subject to the terms and conditions set forth herein, the Borrowers desire to issue and sell to the Bridge Note Purchasers, in the sole and absolute discretion of the Agent, on any Bridge Closing Date (i) senior secured subordinated promissory notes (each, a “Bridge Note” and, collectively, the “Bridge Notes” and, together with the Additional Notes and the Initial Closing Notes, the “Notes”), in an aggregate principal amount not exceed $3,000,000 maturing on the Maturity Date and (ii) warrants to purchase such number of shares of Common Stock as determined by dividing (x) 100% of the aggregate principal amount of the Bridge Notes purchased by such Bridge Note Purchasers, by (y) the Warrant Exercise Price (each, a “Bridge Note Warrant” and, collectively, the “Bridge Note Warrants” and together with the Additional Warrants and the Initial Closing Warrants, the “Warrants”), and such Bridge Note Purchasers shall purchase such Bridge Notes and such Bridge Note Warrants from the Borrowers on the terms and conditions set forth herein;”

2.2           Amendment to Section 1.3 of the Original NPA.  The last sentence of Section 1.3 of the Original NPA is hereby amended and restated in its entirety to read as follows:

“1.3         At any time and from time to time, in the sole discretion of the Agent, one or more Bridge Note Purchasers may purchase at one or more Bridge Closings, (i) Bridge Notes, the aggregate purchase price of which shall not exceed $3,000,000 and (ii) Bridge Note Warrants for the number of shares of Common Stock as determined by dividing (x) 100% of the principal amount of such Bridge Notes purchased by such Bridge Note Purchasers by the Warrant Exercise Price.  Schedule III attached hereto shall be amended from time to time concurrent with each Bridge Closing to include the names of the Bridge Note Purchasers purchasing the Bridge Notes and Bridge Note Warrants at such Bridge Closing as well as the purchase price of the Bridge Notes, and the number of shares of Common Stock that can be purchased on exercise of the Bridge Note Warrants issued in connection with such Bridge Closing.  The aggregate purchase price for the Notes and Warrants shall not exceed $6,300,000.”

2.3           Amendment to Section 2.1 of the Original NPA.  Section 2.1 of the Original NPA is hereby amended and restated in its entirety to read as follows:

“The Notes shall be issued in the aggregate principal amount of up to $6,300,000 and shall bear interest, and otherwise be in the form attached hereto as Exhibit A.  Payment of all principal and accrued and unpaid interest on any Note shall be made in full no later than the Maturity Date.”

2.4           Amendment to Definition of “Warrant Exercise Price” in Section 9 of the Original NPA.  The definition of “Warrant Exercise Price” in Section 9 of the Original NPA is hereby amended and restated in its entirety to read as follows:

““Warrant Exercise Price” shall mean, with respect to the Initial Closing Warrants and any Additional Warrants, $0.10 per share; and with respect to the Bridge Note Warrants, $0.04 per share.”

SECTION 3.         [RESERVED].

SECTION 4.         REPRESENTATIONS AND WARRANTIES

The Borrowers represent and warrant to the Bridge Note Purchasers and the Agent that, except as set forth on the Bring-Down Disclosure Schedule attached hereto as Annex A (the “Bring-Down Disclosure Schedule”), all representations and warranties contained in the Agreement and in the Security Agreement are true and correct in all respects at and as of the date hereof as if made on the date hereof and on any Bridge Closing Date as if made on such date; provided, however, that, for the purpose of the representations and warranties made by the Borrowers under this Section 4, the references in the Agreement to the schedules in the Disclosure Schedule attached to the Agreement shall be deemed to be the references to the schedules in the Bring-Down Disclosure Schedule.  The Borrowers further represent and warrant to the Bridge Note Purchasers and the Agent that (a) no Event of Default has occurred, or will occur, before and after giving effect to the transactions contemplated by this Amendment Agreement, (b) the Borrowers do not have outstanding, as of the date hereof, and will not have after giving effect to the issuance of the Bridge Notes, any indebtedness for borrowed money other than the Note Indebtedness and the indebtedness under the Senior Credit Agreement, and (c) the Borrowers maintains the same insurance coverage (including scope and amounts) with the same carriers as Borrowers had on the Initial Closing Date.

In addition to the foregoing, the Borrowers, jointly and severally, hereby represent and warrant to each Bridge Note Purchaser as of the applicable Bridge Closing Date the following:

4.1           Corporate Power and Authority.  Each of the Borrowers has all requisite corporate power and authority to execute and deliver the Loan Documents and this Amendment Agreement to which it is a party.  The Borrowers have all requisite corporate power and authority to issue and sell the Bridge Notes and the Bridge Warrants to the Bridge Note Purchasers hereunder.

Each of the Borrowers has all requisite corporate power and authority to carry out and perform its obligations under the terms of this Amendment Agreement and the Loan Documents.

4.2           Authorization.  The execution, delivery and performance by each Borrower of this Amendment Agreement and the related Loan Agreements, the sale, issuance and delivery of the Bridge Notes and the Bridge Warrants and the performance of all of the obligations of the Borrowers under this Amendment Agreement and each of the related Loan Documents have been authorized by each Borrower’s Board of Directors, no other corporate action on the part of any Borrower and, except as set forth on Schedule 4.2, no other corporate or other approval or authorization is required on the part of any Borrower or any other Person, by Law or otherwise, in order to make this Amendment Agreement and the related Loan Documents the valid, binding and enforceable obligations (subject to (i) Laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of Law governing specific performance, injunctive relief, or other equitable remedies) of the Borrowers, as the case may be.  This Amendment Agreement and each of the related Loan Documents, when executed and delivered by each of the Borrowers that is a party thereto, will constitute a valid and legally binding obligation of such Borrower, enforceable against such Borrower in accordance with its respective terms, subject to (i) Laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of Law governing specific performance, injunctive relief, or other equitable remedies.

4.3           Permits.  No Permit will be suspended, cancelled or adversely modified as a result of the execution and delivery of this Amendment Agreement and the related Loan Documents.

4.4           Material Contracts.  There is no material breach, violation or default by a Borrower under any Material Contract, and to each Borrower’s Knowledge, no event (including, without limitation, the transactions contemplated by this Amendment Agreement) has occurred which, with notice or lapse of time or both, would (A) constitute a material breach, violation or default by a Borrower under any such Material Contract, or (B) give rise to any Lien (other than a Permitted Lien) or right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration against a Borrower under any such Material Contract, which expiration, termination or event would cause a Material Adverse Effect.

4.5           Absence of Conflicts.  The execution, delivery, and performance of, and compliance with this Amendment Agreement and the related Loan Documents, and the consummation of the transactions contemplated hereby and thereby, have not and will not:

(a)           violate, conflict with or result in a breach of any provision of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of (i) Borrower’s Certificate of Incorporation or its Bylaws, or (ii) any Material Contract, or result in the creation of any Lien (other than a Permitted Lien or the liens granted under the Security Agreement) upon any of the assets, properties or business of either Borrower; or

(b)           violate any judgment, ruling, order, writ, injunction, award, decree, or any Law or regulation of any court or federal, state, county or local government or any other governmental, regulatory or administrative agency or authority which is applicable to either Borrower or any of their assets, properties or businesses.

4.6           Consents.  No consent, approval, waiver or authorization, or designation, declaration, notification, or filing with any person or entity (governmental or private), is required by any Borrower in connection with the valid execution, delivery and performance of this Amendment Agreement or the related Loan Documents, the offer, sale or issuance of the Bridge Notes and Bridge Warrants other than notifications or filings as provided on Schedule 4.6.

4.7           Offering of Bridge Notes and Bridge Warrants.  No form of general solicitation or general advertising was used by the Borrowers or any of their agents or representatives in connection with the offer and sale of the Bridge Notes and the Bridge Warrants.

4.8           SEC Reports; Disclosure.  (a)  The Parent has made available to the Bridge Note Purchasers, in the form filed with the SEC (including any amendments thereto) its Annual Report on Form 10-K for the year ended March 31, 2010 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 (collectively, the “SEC Reports”).

(b)           None of (i) this Amendment Agreement (including, without limitation, the Bring-Down Disclosure Schedule and the Schedules and Exhibits attached hereto), (ii) any related Loan Document, or (iii) the SEC Reports contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein in light of the circumstances under which they were made not misleading.  There is no fact which, to the Knowledge of either Borrower, has not been disclosed to the Bridge Note Purchasers, which could reasonably be expected to have a Material Adverse Effect on the ability of either Borrower to perform its obligations under this Amendment Agreement or the related Loan Documents.

4.9           Financial Statements.  Included in the SEC Reports are the audited consolidated financial statements of the Parent as at and for the years ended March 31, 2010 and 2009 and the unaudited financial statements of the Parent as at and for the periods ended June 30, 2010 and 2009 (collectively, the “Financial Statements”).  The Financial Statements have been prepared in accordance with GAAP and fairly present the financial condition and operating results of the Borrowers on a Consolidated basis as of the dates and for the periods, indicated therein.  Except as set forth in the Financial Statements, the Borrowers have no liabilities, obligations or commitments of any nature (whether accrued, absolute, contingent, unliquidated or otherwise, due or to become due and regardless of when addressed), which are required to be included in the Financial Statements in accordance with GAAP other than (a) liabilities that have arisen in the ordinary course of business since June 30, 2010 that are not reasonably be expected to have a Material Adverse Effect and (b) obligations to perform after the date hereof any contracts or agreements which have been disclosed or which are not required to be disclosed in the SEC Reports because such contracts and agreements are not material to the Borrowers.

SECTION 5.         ADDITIONAL CONDITIONS PRECEDENT

The effectiveness of this Amendment Agreement and additional conditions to the Bridge Note Purchaser’s obligations to purchase the Bridge Notes on the date of this Amendment Agreement and from time to time thereafter, in its sole and absolute discretion of the Agent, in all events is subject to satisfaction, in sole determination by the Agent, of all of the following additional conditions.

5.1           Financial Reports.  Upon the request of the Agent at least five business days prior to a Bridge Closing, delivery to the Agent of a financial report as of the date three business days prior to such Bridge Closing setting forth the following: the current amount of cash each of the Borrowers has in all of its bank accounts, and detailed accounts receivable and accounts payable ageing for the current period and for 1-30 days, 31-60 days, 61-90 days and over 90 days past due periods in reasonable detail.

5.2           Executed Documents.  This Amendment Agreement and all other documents and instruments contemplated hereby and thereby shall have been duly authorized and executed by each of the parties thereto in form and substance satisfactory to the Agent, and the Borrowers shall have delivered sufficient original counterparts thereof to the Agent.

5.3           Lien Priority.  The security interests in favor of the Agent and pursuant to the Security Agreement shall be valid and perfected Liens on the Collateral, subject to no Liens other than Permitted Liens.

5.4           No Litigation.  No action, suit, proceeding, claim or dispute shall have been brought or otherwise have arisen at law, in equity, in arbitration or by or before any Governmental Authority or arbitrator against the Borrowers or any of their respective assets that could reasonably be expected to have a Material Adverse Effect.

5.5           Closing Certificates.

(a)           Officer’s Certificate.  On the date hereof and on each subsequent Bridge Closing Date, the Agent shall have received a certificate from the chief financial officer of each of the Borrowers in form and substance reasonably satisfactory to the Agent, to the effect that, except as set forth in the Bring-Down Disclosure Schedule and the other schedules to Section 4, all representations and warranties of the Borrowers contained in this Amendment Agreement and the Agreement are true, correct and complete; that neither Borrower is in violation of any of the covenants contained in the Agreement; that, before and after giving effect to the transactions contemplated by this Amendment Agreement, no Event of Default has occurred and is continuing; and that the Borrowers have satisfied each of the closing conditions to be satisfied hereby; and that the Borrowers have filed all required tax returns and have paid or made provision for payment of all taxes and other assessments shown as due on such returns.

(b)           Certificate of Secretary of Borrowers.  On the date hereof, the Agent shall have received a certificate of the secretary or assistant secretary of each Borrower certifying as to the incumbency and genuineness of the signature of each officer of such Borrower executing any document in connection with the transactions contemplated hereby and certifying that attached thereto is (i) a true and complete copy of the certificate of incorporation of the Parent, and all amendments thereto including the Certificate of Designation of the Series C Preferred Stock, certified by the appropriate Governmental Authority in its jurisdiction of incorporation, which is in full force and effect on the date hereof; (ii) a true and complete copy of the certificate of incorporation of the Subsidiary and all amendments thereto, certified by the appropriate Governmental Authority in its jurisdiction of incorporation, which is in full force and effect on the date hereof; (iii) a true and complete copy of the bylaws of the Parent and the Subsidiary as in effect on the date hereof; (iv) a true and complete copy of resolutions duly adopted by the Board of Directors of each Borrower authorizing the issuance of the Bridge Notes, the execution, delivery and performance of this Amendment Agreement, and the other documents relating hereto or thereto; and (v) true, complete and correct copies of certificates of insurance for each of the Borrower’s insurance policies each showing the Agent as an additional insured and/or loss payee, other than its directors and officers insurance policy.  On each Bridge Closing Date, after the initial Bridge Closing Date, the Agent shall have received a certificate of the secretary or assistant secretary of each Borrower certifying that since the initial Bridge Closing Date (i) the certificate of incorporation of the Parent, and all amendments thereto, including the Certificate of Designation of the Series C Preferred Stock, has not been amended, modified or cancelled and is in full force and effect; (ii) the certificate of incorporation of the Subsidiary, and all amendments thereto, have not been amended, modified or cancelled and are in full force and effect; (iii) the bylaws of the Parent and the Subsidiary have not been amended, modified or cancelled and are in full force and effect; (iv) the resolutions duly adopted by the Board of Directors of each Borrower authorizing the issuance of the Bridge Notes, the execution, delivery and performance of this Amendment Agreement, and the other documents relating hereto or thereto have not been amended or modified and remain in full force and effect; (v) the Borrower’s insurance policies have not been amended, modified or cancelled and are in full force and effect; and (vi) certificates of insurance for each of the Borrower’s insurance policies each showing the Agent as an additional insured and/or loss payee, other than its directors and officers insurance policy, have not been amended, modified or cancelled and are in full force and effect.

(c)           Certificates of Good Standing.  On or before the date hereof, the Agent shall have received certificates as of a recent date of the good standing of each Borrower under the laws of its jurisdiction of incorporation and the State of Texas.

5.6           Consents.  The Borrowers shall have delivered to the Agent all necessary approvals, authorizations and consents, if any, of all Persons, Governmental Authorities, and courts having jurisdiction with respect to the execution and delivery of this Amendment Agreement and the other documents relating hereto or thereto and all such approvals shall be in form and substance satisfactory to the Agent.

5.7           No Injunction, Etc.  No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority or arbitrator challenging or seeking to enjoin, restrain or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Amendment Agreement and the other documents relating hereto or thereto, or the consummation of the transactions contemplated hereby or thereby, or which, as determined by the Agent in its sole discretion, would make it inadvisable to consummate such transactions.  No order, decree, temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Authority or arbitrator preventing such transactions shall be in effect.  The issuance of the Bridge Notes on the date hereof or any subsequent Bridge Closing Date and the consummation of such transactions shall not be prohibited by any applicable Law or other legal requirement and shall not subject any Bridge Note Purchaser to any penalty or, in the sole judgment of the Agent, any other liability or onerous condition under any applicable Law.

5.8           Proceedings and Documents.  All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Amendment Agreement and the other documents relating hereto or thereto shall be reasonably satisfactory in form and substance to the Agent.  The Agent shall have received copies of all other instruments and other evidence as the Agent may reasonably request, in form and substance reasonably satisfactory to the Agent, with respect to the transactions contemplated by this Amendment Agreement and the other documents relating hereto or thereto and the taking of all actions in connection herewith or therewith.  The Agent shall have received such other agreements, instruments, approvals, opinions, certificates and other documents as the Agent may reasonably request in connection with such transactions and actions, all in form and substance satisfactory to the Agent, in its sole discretion.

5.9           Cancellation and Reissuance of Outstanding Bridge Note Warrants.  On the date hereof, the Borrowers shall cancel the outstanding Bridge Note Warrants issued to Phoenix under Amendment No. 1 to the Original NPA for the purchase of up to an aggregate of 12,142,857 shares of Common Stock at an exercise price of $0.07 per share and issue and deliver to Phoenix new Bridge Note Warrants for the purchase of up to an aggregate of 21,250,000 shares of Common Stock at an exercise price of $0.04 per share.  In addition, Schedule III attached hereto has been amended to reflect the revised Bridge Note Warrants issued to Phoenix.

SECTION 6.         EFFECTIVENESS OF AMENDMENTS

The amendments to the Original NPA contained in this Amendment Agreement shall become effective on and as of the date hereof.  From and after such date, each reference in the Original NPA (including the schedules and exhibits thereto) to the “Agreement”, or any like expression referring to the Original NPA, shall be deemed to refer to the Original NPA as amended by this Amendment Agreement.  The Original NPA, other than as amended hereby, shall remain unchanged and in full force and effect.

SECTION 7.         MISCELLANEOUS

7.1           Severability.  Whenever possible, each provision of this Amendment Agreement will be interpreted in such manner as to be effective and valid under applicable law,

but if any provision of this Amendment Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Amendment Agreement will be reformed, construed and enforced in such jurisdiction to the greatest extent possible to carry out the intentions of the parties hereto.

7.2           Titles and Subtitles.  The titles and subtitles used in this Amendment Agreement are used for convenience only and are not to be considered in construing or interpreting this Amendment Agreement.

7.3           Governing Law; Consent to Jurisdiction.  This Amendment Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, excluding the application of any conflicts of laws principles which would require the application of the Laws of another state. Each of the parties hereto hereby irrevocably consents to the (non-exclusive) jurisdiction of the courts of the State of New York and of any Federal court located therein in connection with any suit, action or other proceeding arising out of or relating to this Amendment Agreement and waives any objection to venue in the State of New York.

7.4           Counterparts. This Amendment Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their respective officers as of the day and year first above written.

BORROWERS:	XPLORE TECHNOLOGIES CORP.

	By:	/s/Michael J. Rapisand

Name: Michael J. Rapisand
Title: Chief Financial Officer

XPLORE TECHNOLOGIES CORPORATION OF AMERICA

	By:	/s/Michael J. Rapisand
Name: Michael J. Rapisand
Title: Chief Financial Officer

AGENT:	SG PHOENIX LLC

	By:	/s/Andrea Goren
Name: Andrea Goren
Title: Member

[Signature Page to Amendment No. 2 to Note Purchase Agreement Dated November 5, 2009]

ACKNOWLEDGED AND AGREED TO:

BRIDGE NOTE PURCHASER:	PHOENIX VENTURE FUND LLC

	By:	SG Phoenix Ventures LLC,
its Managing Member

		By:	/s/Andrea Goren
Name: Andrea Goren
Title: Member

[Signature Page to Amendment No. 2 to Note Purchase Agreement Dated November 5, 2009]

Schedule III

BRIDGE NOTE CLOSING DATE	NAME AND ADDRESS OF BRIDGE NOTE PURCHASERS	BRIDGE NOTE PURCHASE PRICE	NUMBER OF BRIDGE NOTE WARRANT SHARES
August 18, 2010	Phoenix Venture Fund LLC 110 East 59th Street, Suite 1901 New York, NY 10022	$250,000	6,250,000

September 2, 2010	Phoenix Venture Fund LLC 110 East 59th Street, Suite 1901 New York, NY 10022	$600,000	15,000,000

	Total	$850,000	21,250,000